UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 30, 2015, Samuel J. Jones retired from the Boards of Directors of both United Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Citizens Savings Bank (the “Bank”), pursuant to the terms of the mandatory retirement provisions contained in the United Bancorp, Inc. Corporate Governance Guidelines. Mr. Jones has been a valued member of the Company’s Board of Directors since 2007.

Effective January 4, 2016, Matthew C. Thomas retired from the Boards of Directors of both the Company and the Bank. Mr. Thomas has been a valued member of the Company’s Board of Directors since 1988.

On January 5, 2016, the remaining members of the Company’s Board of Directors unanimously resolved to reduce the number of positions on the Company’s Board of Directors from 7 to 5, in accordance with the Company’s Code of Regulations and the applicable provisions of the Ohio Revised Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2016	UNITED BANCORP, INC.

/s/ Randall M. Greenwood
Randall M. Greenwood
Senior Vice President,
Chief Financial Officer and Treasurer